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                                                                   Exhibit 16(k)

                                CODE OF ETHICS

                               ARROYO SECO, INC.
                        PACIFIC AMERICAN INCOME SHARES
                       WESTERN ASSET MANAGEMENT COMPANY
                       LM INSTITUTIONAL FUND ADVISORS 1


A.   STATEMENT OF GENERAL PRINCIPLES
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 1.  All Access Persons are fiduciaries to the Accounts and Funds managed by the
     Companies. All Access Persons are also fiduciaries to Fund shareholders. Accordingly, Access Persons shall place the interests of the Accounts and Funds first.

 2. Each Access Person shall handle his or her personal securities transactions in such a manner as to avoid any actual or potential conflict of interest or any abuse of his or her position of trust and responsibility. No Access Person shall take inappropriate advantage of his or her position.

 3. All Access Persons shall act in accordance with both the letter and the spirit of this Code.

 4. It will be considered a violation of this Code to do indirectly that which is prohibited directly. For example, it will be considered a violation of this Code to do indirectly through options, futures or other derivatives that which is prohibited directly through transactions in securities themselves.

 5. This Code is to be interpreted consistent with the Securities and Exchange Commission's rules governing codes of ethics.

B.   PRE-CLEARANCE
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 1.  Except for the transactions set forth in Section C.1 below, any Securities
     Transaction which an Access Person or a member of his or her Immediate Family has a Beneficial Interest must be pre-cleared with a Pre-Clearance Officer.

 2.  Pre-Clearance Procedures: Prior to entering an order for a Securities
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     Transaction that requires pre-clearance, the Access Person must complete, in writing, a Trade Authorization Request form and submit the completed form to a Pre-Clearance Officer. Proposed Securities Transactions of a Pre-Clearance Officer that require pre-clearance must be submitted to another Pre-Clearance Officer. In the event an Access Person is unable to

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     complete a Trade Authorization Request form, the Access Person requesting
     Pre-Clearance may designate someone else to complete the Form on his or her behalf in order to obtain proper authorization.

 3.  Length of Trade Authorization Approval: The authorization provided by the
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     Pre-Clearance Officer is effective until the earlier of (1) its revocation,
     (2) the close of business on the trading day after the authorization is granted, or (3) the Access Person learns that the information in the Trade Authorization Request Form is not accurate. If the order for the Securities Transaction is not placed within that period, a new authorization must be obtained before the Securities Transaction is placed. If a Securities Transaction is placed but has not been executed before the authorization expires (e.g. a limit order), no new authorization is necessary unless the person placing the order amends it in any way.

C.   EXEMPTIONS
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 1.  The following Securities Transactions are exempt from the pre-clearance requirements of this code as well as the prohibitions outlined in sections E.3, E.4 and E.5:

     a.   Mutual Funds - Securities issued by any registered open-end investment
          ------------
          company;

     b.   No Knowledge - Securities Transactions where neither the Access Person
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          nor an Immediate Family member knows of the transaction before it is completed (for example a transaction effected by a Trustee of a blind trust or discretionary trades involving an investment partnership or investment club, in connection with which the Access Person is neither consulted nor advised of the trade before it is executed);

     c.   Certain Corporate Actions - Any acquisition of Securities, through
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          stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, exercise of rights or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of Securities;

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     d.   Miscellaneous - Any transaction in the following:
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               1.   Bankers Acceptances,
               2.   Bank Certificates of Deposit,
               3.   Commercial Paper,
               4.   Repurchase Agreements,
               5.   Securities that are direct obligations of the U.S.
                    Government,
               6. Other securities as may from time to time be designated in writing by the Code of Ethics Committee on the grounds that the risk of abuse is minimal or non-existent.

     The Securities listed above are not exempt from the reporting requirements set forth in Section D.

2. Commodities, Futures, Options on Futures and Options on Broad Based Indices Commodities, Futures (including currency futures and futures on securities comprising part of a broad-based, publicly traded market based index of stocks) and options on futures are not subject to preclearance, nor to the seven-day blackout, 60-day profit disgorgement, and prohibited transaction provisions of Section E, but are subject to transaction reporting. Options on broad-based indices are subject to the preclearance and transaction reporting provisions of the Code, but are not subject to the provisions regarding seven-day blackout and 60-day profit disgorgement.

3. Sovereign debt of non-U.S. governments with an issue size greater than $1 billion and issued in either the home currency or U.S. dollars are exempt from the blackout provisions of the Code as provided for in Section E. These transactions are still subject to the pre-clearance and reporting requirements of the Code.

D.   REPORTING
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 1.  Confirmations and Statements:  All Access Persons and members of his or her
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     Immediate Family must arrange for the Compliance Department to receive directly from any broker, dealer or bank duplicate copies of confirmations for Personal Securities Transactions and periodic statements for each brokerage account in which the Access Person has a Beneficial Interest. The foregoing does not apply to transactions and holdings in registered open-end investment companies.

 2.  Initial Reports:  Within 10 days from the start of employment with the
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     Companies, all Access Persons must disclose all Covered Securities in

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     which they or members of their Immediate Family have a Beneficial Interest.
     Such report must include the title, number of shares and principal amount of each Covered Security. Access Persons must also report all brokerage accounts in which they or members of their Immediate Family have a Beneficial Interest. Initial reports must be signed and dated by the Access Person.

 3.  Monthly Reports:  All employees of the companies shall submit to the
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     Compliance Department, within 10 days after month end, a report of all personal securities transactions during the previous month. The report shall state the title and number of shares, the principal amount of the security involved, the date and nature of the transaction, the price at which the transaction was effected and the name of the broker, dealer or bank with or through whom the transaction was effected. Access Persons who have reported their Personal Securities Transactions through duplicate copies of broker confirmations and statements are not required to file a monthly report. In addition, all employees of the companies shall submit a report of any securities account established during the month for the direct or indirect benefit of the employee. The report shall include the name of the broker, dealer or bank with whom the employee established the account, the date the account was established and the date the report was submitted to the Compliance Department.

 4.  Annual Reports:  All Access Person shall provide annually a list of all
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     Covered Securities in which they or members of their Immediate Family have a Beneficial Interest. In addition, each Access Person must report to the Compliance Department the account number, account name and brokerage firm of each Securities account in which the Access Person, or a member of his or her Immediate Family, has a Beneficial Interest. The information in the annual report must be current as of a date no more than 30 days before the report is submitted.

 5.  Directors Reports (for Directors of Pacific American Income Shares and LM
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     Institutional Fund Advisors 1):

     a.   A Disinterested Director is not required to make a report regarding
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          Personal Securities Transactions except where such director knew or, in the ordinary course of fulfilling his or her official duties as a director of Pacific American Income Shares or LM Institutional Fund Advisors 1, should have known that during the 15-day period immediately preceding or after the date of the transaction in a security by the director, such security is or was purchased or sold by a Fund or such purchase or sale is or was considered by a Fund or its Advisers.

     b.   An Interested Director is required to make the following reports:
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          i.   Initial Holdings Report (See Paragraph D.2.)
          ii. Quarterly Transaction Report:: No later than 10 days after the end of each calendar quarter the following information must be reported:

               -    Transaction Report for Covered Securities including: Date of
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                    each transaction, full security description, number of
                    shares and principal amount, nature of transaction, price at which transaction effected, broker, dealer or bank through which transaction affected, date report is submitted.

               -    Account Report including: Any new account established by the
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                    Director in which any securities were held during the
                    quarter for the direct or indirect benefit of the access Person. Such report to also include the name of the broker, dealer or bank with whom the Director established the account, the date the account was established and the date the report is submitted.

          iii. Annual Reports (See Paragraph D.4.)

E.   PROHIBITED TRANSACTIONS - The following Securities Transactions are
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     prohibited and will not be authorized by the Pre-Clearance Officer absent exceptional circumstances. The prohibitions apply only to the categories of Access Persons specified.

     1.   Initial Public Offerings (Investment Personnel Only) Investment
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          Persons shall not acquire any securities in an initial public offering.

     2.   Private Placements (Investment Personnel Only) Investment Persons
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          shall not acquire any securities in a private placement without written prior approval from the Code of Ethics Committee. This prior approval shall take into account among other factors, whether the investment opportunity should be reserved for the Funds or Accounts, and whether the opportunity is being offered to the Investment Person by virtue of his or relationship with the Companies. An Investment Person who has been authorized to acquire securities in a private placement shall disclose that investment when he or she plays a part in any subsequent consideration by the Fund, Accounts or the Adviser of an investment in the issuer. In such circumstances, the decision to purchase securities of the issuer shall be subject to an independent review by persons with no personal interest in the issuer.

     3.   One-Day Blackout Period No Access Person shall execute a personal
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          securities transaction in a security on any day during

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          which an Account or Fund has placed or executed a purchase or sell order on the same security.

     4.   Seven-Day Blackout Period (Portfolio Managers Only) Portfolio Managers
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          may not purchase or sell securities for their own account within seven calendar days of a purchase or sale of the same Securities (or Equivalent Securities) by an Account or Fund managed by that Portfolio Manager.

     5.   60-Day Blackout Period (Investment Personnel Only)  Investment
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          Personnel may not (for their own beneficial interest) purchase a
          Security within 60 days of the sale of the same Security; nor may an Investment Person sell a Security within 60 days of a purchase of the same Security if at any time during the 60 days the security was held by an Account or Fund managed by the Companies.

F.   MISCELLANEOUS
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1.   Gifts: An Investment Person shall not receive any gift or other thing of
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     more than de minimis value from any person or entity that does business with or on behalf of an Account or Fund advised by Western Asset Management Company. Gifts of a nominal value (i.e. gifts whose reasonable value is no more than $100 a year), and customary business meals, entertainment (e.g. sporting events), and promotional items (e.g. pens, mugs, T-shirts) may be accepted. An Investment Person may not personally give any gift with a value in excess of $100 per year to persons associated with securities or financial organizations, including clients of the firm.

2.   Service as a Director:   No Investment Person may serve on the board of
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     directors of any publicly traded company without prior written authorization from the Code of Ethics Committee. If the Committee authorizes board service, it shall do so subject to appropriate safeguards, including in most cases "Chinese Walls" or other procedures to isolate the Investment Person from the making of investment decisions related to the company on whose board the Investment Person serves.

3.   Remedies and Sanctions: If the Code of Ethics Committee determines that an
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     employee of the Companies has committed a violation of the Code, the
     Committee may impose sanctions and take other actions as it deems appropriate.

4.   Certification of Compliance:   At least annually, all Access Persons shall
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     certify that they have complied with the requirements of this Code and that

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     they have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of this Code.

G.   DEFINITIONS
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 1.  "Access Persons" means (a) all interested directors and officers of Arroyo
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     Seco, Inc., Pacific American Income Shares, Western Asset Management
     Company and LM Institutional Fund Advisors 1 (the Companies); (b) all employees of the Companies who, in connection with their regular functions or duties, make, participate in, or obtain information, regarding the purchase or sale of a security by an Account or Fund; (c) any natural person in a control relationship to the Companies who obtains information concerning recommendations made to an Account or Fund with regard to the purchase or sale of a security and such other persons as the Compliance Department shall designate.

 2.  "Account" means any portfolio managed by Western Asset Management Company.
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 3.  "Beneficial Interest" means the opportunity, directly or indirectly,
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     through any contract, arrangement, understanding, relationship or otherwise, to profit, or share in any profit derived from, a transaction in the subject Securities. An Access Person is deemed to have a Beneficial Interest in the following:

     a.   any Security owned individually by the Access Person;

     b. any Security owned jointly by the Access Person with others (for example, joint accounts, spousal accounts, UTMA accounts, partnerships, trusts and controlling interests in corporations); and

     c. any Security in which a member of the Access Person's Immediate Family has a Beneficial Interest if the Security is held in an account over which the Access Person has decision making authority (for example, the Access Person acts as trustee, executor, or guardian). In addition, an Access Person is presumed to have a Beneficial Interest in any Security in which a member of the Access Person's Immediate Family has a Beneficial Interest if the Immediate Family member resides in the same household as the Access Person. This presumption may be rebutted if the Access Person is able to provide the Compliance Department with satisfactory assurances that the Access Person has no material Beneficial Interest in the Security and exercises no control over investment decisions made regarding the Security. Access Persons may use the form attached (Certification of No Beneficial Interest) in connection with such requests

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4.   "Companies" means Arroyo Seco Inc., Pacific American Income Shares, Western
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     Asset Management Company and LM Institutional Fund Advisors 1.

5.   "Covered Security" means any security defined below except covered security
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     does not include direct obligations of the U.S. Government, bankers acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments including repurchase agreements and shares issued by open-end Funds.

6.   "Fund" means any investment company registered under the Investment Company
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     Act of 1940 managed by Western Asset Management Company.

7.   "Immediate Family" of an Access Person means any of the following persons
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     who reside in the same household as the Access Person:

     child                    grandparent              son-in-law
     stepchild                spouse                   daughter-in-law
     grandchild               sibling                  brother-in-law
     parent                   mother-in-law            sister-in-law
     stepparent               father-in-law

8.   "Director" means a director of Pacific American Income Shares or LM
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     Institutional Fund Advisors 1.

9.   "Investment Person" means each Portfolio Manager (as defined below) and any
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     Access Person who, in connection with his or her regular functions or duties provides information and advice to a Portfolio Manager or who helps execute a Portfolio Manager's decisions.

10.  "Portfolio Manager" means a person who has or shares principal day-to-day
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     responsibility for managing an Account or Fund.

11.  "Pre-Clearance Officer" means the persons designated as Pre-Clearance
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     Officers by the Code of Ethics Committee.

12.  "Security" means any security (as that term is defined under the Investment
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     Company Act of 1940) and any financial instrument related to a security, including options on securities, futures contracts, options on futures contracts and any other derivative.

13.  "Securities Transaction" means a purchase or sale of Securities in which an
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     Access Person or a member of his or her Immediate Family has or acquires a
     Beneficial Interest.

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14.  "Western Asset Code of Ethics Committee" ("Code of Ethics Committee")
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     Members of the Western Asset Code of Ethics Committee shall be designated by the Western Asset Board of Directors.

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